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FOR IMMEDIATE RELEASE

GlobalOptions Group Announces 2006 Results

Company Continues on Growth Trajectory after Transformational Year

NEW YORK, March 27, 2007 - GlobalOptions Group, Inc. (OTCBB: GOPG), a leading provider of domestic and international risk management services, today announced results for the fourth quarter and year ended December 31, 2006.

“We set out to build a leading, branded provider of risk management solutions in 2006, and we did just that,” stated Dr. Harvey W. Schiller, Chairman and CEO of GlobalOptions Group. “We brought together the best in the industry, transforming the nature of the business by offering a comprehensive suite of high-end security consulting services alongside disaster preparedness, fraud prevention, investigative services, and forensic analysis. GlobalOptions can now do more than any other firm to ensure continuity in a world of risk and uncertainty, with a leadership team beyond compare in terms of depth of experience.

“We ended the year with $61.9 million in revenue, reflecting the addition of several businesses that collectively position the company for solid expansion in 2007. Across the board, our operating units saw increasing demand for security and continuity solutions through a diverse set of awards that included insurance fraud investigative services for BNSF Railway, disaster preparedness planning for the Virginia Department of Emergency Management, and advisory services for the Newark City Police Department. In addition, our units came together on several bidding opportunities, such as when Hyperion Risk and Confidential Business Resources won a joint contract to provide surveillance, claims investigation services, and background checks to Heartland Security Insurance. At the same time, we are working to reduce annualized overhead costs by consolidating offices, insurance programs and through back office synergies.”

Revenue for the fourth quarter was $17.3 million, as compared with $4.3 million for the same period in 2005. This increase was due to organic growth along with the impact from the company’s 2006 acquisitions, consisting of James Lee Witt Associates in March; SafirRosetti and Secure Source, both completed in May; and Hyperion Risk, completed in early August. The company’s operating loss for the quarter was $(6.3) million, versus a loss of $(0.8) million for the fourth quarter of last year. Net loss applicable to common stockholders for the fourth quarter was $(6.1) million, or $(2.41) per share, versus a net loss of $(0.8) million, or $(0.48) per share, for the fourth quarter of 2005. The company’s weighted average common shares outstanding rose to 2.5 million for the period versus 1.6 million last year.

For the year ended December 31, 2006, GlobalOptions reported revenue of $61.9 million, versus $9.0 million in 2005. Had all acquisitions been completed as of January 1, 2006, pro forma revenue for the twelve month period would have been approximately $77 million. The operating loss was $(7.5) million for 2006, as compared with $(3.5) million last year. GlobalOptions’ net loss applicable to common stockholders for the period was $(42.3) million, or $(18.89) per share, versus a net loss of $(4.5) million, or $(3.03) per share, last year. For 2006, the net loss applicable to common stockholders includes the impact of $(7.5) million in amortization expense related to the debt discounts and $(2.7) million of amortized deferred financing costs, along with $(24.4) million in deemed dividends to holders of the company’s Series B convertible preferred stock.

“Looking forward, 2007 is already well-positioned to be an exciting year for GlobalOptions,” continued Dr. Schiller. “We just completed two significant acquisitions - Bode Technology and Facticon - which will strengthen our investigative capabilities and, in the case of Bode, add forensic DNA analysis as well as proprietary DNA collection products. These forensic tools are not only critical to criminal investigations but also invaluable during disaster recovery and other humanitarian operations. These newest additions to the GlobalOptions group add depth to our existing services, and we continue to remain optimistic about reaching the $100 million pro-forma revenue run rate during the first half of this year.

“We remain focused, from an operating perspective, on increasing organic revenue growth and improving margins while continuing to add growth through acquisitions. We are extremely pleased with everything accomplished in 2006 and see great opportunities ahead, as we leverage our unmatched management team, unique portfolio of offerings, and vision to be the leading provider of risk assessment and mitigation services worldwide.”

Conference Call

GlobalOptions Group will host an earnings conference call at 10:00 a.m. Eastern on March 27, 2007 for the fourth quarter and year ended December 31, 2006. During the call, Dr. Harvey Schiller, Chairman and Chief Executive Officer, and Jeff Nyweide, Chief Financial Officer, will discuss the Company’s quarterly and year-end performance and financial results. The telephone number for the conference call is 888-634-9408. A live webcast of the call will also be available on the company's website, www.GlobalOptionsGroup.com.

The webcast will be archived on the site, and investors will be able to access an encore recording of the conference call for one week by calling 800-642-1687, conference ID #9410971. The encore recording will be available two hours after the conference call has concluded.

About GlobalOptions Group, Inc.

GlobalOptions Group, with main offices in New York and Washington D.C., is a provider of high-end risk assessment and mitigation services to Fortune 1000 corporations, governmental organizations and high-profile individuals throughout the world. GlobalOptions Group’s services currently include risk management and security, investigations and litigation support, and crisis management. These engagements take GlobalOptions Group staff around the world and are typically highly-sensitive engagements where GlobalOptions Group is interacting with senior leaders in corporations and governments. Its overall mission is to identify, evaluate, assess, prevent and correct issues that may threaten people, organizations or strategic initiatives for corporations or governments. www.globaloptionsgroup.com

Statements in this press release regarding the company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. The company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1994, and as such, speak only as of the date made. To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties including the successful integration of the acquired businesses, projected financial information, and the continued successful implementation of the company’s business strategy.

Certain of these risks and uncertainties will be described in greater detail in GlobalOptions Group’s filings with the Securities and Exchange Commission. GlobalOptions Group is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Consolidated Balance Sheet
December 31, 2006
(unaudited)

ASSETS
Current assets:

Cash	$21,533,381
Accounts receivable, net of allowance for doubtful accounts of approximately $1,464,000	19,918,791
Prepaid expenses and other current assets	453,611

Total current assets	41,905,783

Property and equipment, net	798,366
Intangible assets, net	7,630,425
Goodwill	18,577,261
Security deposits and other assets	314,445

Total assets	$69,226,280

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:

Note payable to seller for JLWA acquisition	$400,000
Notes payable for Safir acquisition	280,819
Notes payable for Secure Source acquisition	500,000
Due to former members of JLWA for earnout	5,227,985
Accounts payable	4,148,158
Deferred revenues	106,872
Accrued compensation and related benefits	2,526,512
Other current liabilities	1,196,881

Total current liabilities	14,387,227

Long term liabilities:
Notes payable for Secure Source acquistion, less current portion	750,000
Deferred rent obligations	190,008

Total long term liabilities	940,008

Total liabilities	15,327,235

Commitments and contengencies

Stockholders' equity:
Preferred stock, $0.001 par value, 14,924,000 shares authorized, no shares issued or outstanding	-

Series A convertible preferred stock, voting, $0.001 par value, 16,000 shares authorized, 6,380 shares issued and outstanding, liquidation preference $6,380,000	6

Series B convertible preferred stock, voting, $0.001 par value, 60,000 shares authorized, 53,073 shares issued and outstanding, liquidation preference $53,073,000	53

Common stock, $0.001 par value; 100,000,000 shares authorized; 2,678,059 shares issued and outstanding	2,678

Additional paid-in capital	78,557,545

Accumulated deficit	(24,661,237)

Total stockholders' equity	53,899,045

Total liabilities and stockholders' equity	$69,226,280

GLOBALOPTIONS GROUP, INC. AND SUBSIDIARIES
Consolidated Statements Of Operations
(unaudited)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2006	2005	2006	2005
Revenues	$17,311,946	$4,266,073	$61,923,822	$9,028,341
Cost of revenues	9,382,387	2,501,614	32,243,298	5,074,045
Gross profit	7,929,559	1,764,459	29,680,524	3,954,296

Operating expenses:
Selling and marketing	2,281,824	21,129	8,635,235	540,301
General and administrative	8,827,676	2,553,472	25,354,303	6,937,148
Impairment loss on goodwill and intangibles	3,144,309	-	3,144,309	-
Total operating expenses	14,253,809	2,574,601	37,133,847	7,477,449
Loss from operations	(6,324,250)	(810,142)	(7,453,323)	(3,523,153)

Other income (expenses):
Interest income	266,510	1,666	477,027	18,229
Interest expense	(24,242)	16,448	(652,639)	(65,049)
Amortization of debt discounts on convertible notes payable	-	-	(7,522,602)	-
Amortization of deferred financing costs	-	-	(2,694,500)	-
Other income (expense), net	242,268	18,114	(10,392,714)	(46,820)
Net loss	(6,081,982)	(792,028)	(17,846,037)	(3,569,973)

Deemed dividends to Series A and B convertible preferred stockholders	-	-	(24,413,362)	(979,750)
Net loss applicable to common stockholders	$(6,081,982)	$(792,028)	$(42,259,399)	$(4,549,723)

Basic and diluted net loss per share	$(2.41)	$(0.48)	$(18.89)	$(3.03)

Weighted average number of common shares outstanding - basic and diluted	2,527,023	1,647,275	2,237,168	1,500,139